Exhibit 99.1

NEWS RELEASE

cc12-23/C1212

LSI Reports First Quarter 2012 Results

Revenue up 19% quarter-over-quarter, driven by hard disk recovery, flash storage processor demand and new product cycles

MILPITAS, Calif., April 25, 2012 – LSI Corporation (NYSE: LSI) today reported results for its first quarter ended April 1, 2012.

First Quarter 2012 Highlights

•	First quarter 2012 revenues from continuing operations* of $622 million

•	First quarter 2012 GAAP** income from continuing operations of 13 cents per diluted share

•	First quarter 2012 non-GAAP*** income from continuing operations of 20 cents per diluted share

•	First quarter 2012 operating cash flows of $50 million

Second Quarter 2012 Business Outlook

•	Projected revenues from continuing operations* of $630 million to $670 million

•	GAAP** income from continuing operations in the range of $0.03 to $0.13 per share

•	Non-GAAP*** income from continuing operations in the range of $0.15 to $0.21 per share

*	On May 6, 2011, LSI completed the sale of its external storage systems business. The financial results of the external storage systems business have been classified as discontinued operations in LSI’s financial statements. Our ongoing business is referred to as “continuing operations.”

**	Generally Accepted Accounting Principles.
***	Excludes stock-based compensation, amortization of acquisition-related intangibles, purchase accounting effect on inventory, restructuring of operations and other items, net, gain on remeasurement of a pre-acquisition equity interest to fair value and gain/loss on sale/write-down of investments. It also excludes the income tax effect associated with the above-mentioned items. It also excludes, in the case of non-GAAP net income, gain from the sale of the external storage systems business.

“Our performance in the first quarter demonstrates the positive results of our multi-year growth strategy and our ability to outgrow the storage and networking markets we serve. The significant revenue growth was driven by better-than-expected growth in our HDD business, strength in our new SandForce flash business and contribution from various new product cycles,” said Abhi Talwalkar, LSI president and CEO. “Going forward, LSI is firmly established as a central player in some of the most critical growth trends in computing, including cloud, Big Data, mobile networking and flash, with products that are bringing exciting new levels of speed and productivity to our customers.”

First quarter 2012 revenues from continuing operations were $622 million, above the high end of updated guidance, compared to $473 million generated from continuing operations in the first quarter of 2011, and compared to $523 million generated from continuing operations in the fourth quarter of 2011.

First quarter 2012 GAAP** income from continuing operations was $75 million or 13 cents per diluted share, compared to first quarter 2011 GAAP income from continuing operations of $19 million or 3 cents per diluted share. Fourth quarter 2011 GAAP income from continuing operations was $11 million or 2 cents per diluted share. First quarter 2012 GAAP income from continuing operations included a net charge of $42 million from special items, consisting primarily of approximately $31 million of stock-based compensation expense, $30 million of amortization of acquisition-related items, $15 million of net restructuring and other items, $14 million of purchase accounting effect on inventory, a $43 million favorable income tax effect and a $6 million gain on remeasurement of a pre-acquisition equity interest to fair value.

First quarter 2012 non-GAAP*** income from continuing operations was $117 million or 20 cents per diluted share, compared to first quarter 2011 non-GAAP income from continuing operations of $65 million or 10 cents per diluted share. Fourth quarter 2011 non-GAAP income from continuing operations was $73 million or 13 cents per diluted share.

Cash and short-term investments totaled approximately $623 million at quarter end. The company completed first-quarter purchases of approximately 4.6 million shares of its common stock for approximately $38 million, and on a cumulative basis, LSI has repurchased a total of 77 million shares and utilized approximately $537 million of the company’s current $750 million share repurchase program.

“In the first quarter, LSI delivered double-digit revenue growth and demonstrated significant progress towards our business model and non-GAAP operating margin target,” said Bryon Look, LSI CFO and chief administrative officer. “Year over year, our revenues grew 32% and non-GAAP income from operations increased 80%.”

LSI 2Q2012 Business Outlook for Continuing Operations

	GAAP**	Special Items	Non-GAAP***
Revenue	$630 million to $670 million		$630 million to $670 million
Gross Margin	47% – 51%	$20 million to $30 million	52% – 54%
Operating Expenses	$255 million to $275 million	$30 million to $40 million	$225 million to $235 million
Net Other Income	$3 million		$3 million
Tax	Approximately $11 million		Approximately $11 million
(Loss)/Income from Continuing Operations Per Share	$0.03 to $0.13	($0.08) to ($0.12)	$0.15 to $0.21
Diluted Share Count	600 million		600 million

Capital spending is projected to be around $20 million in the second quarter and approximately $125 million in total for 2012.

Depreciation and software amortization is projected to be around $16 million in the second quarter and approximately $65 million in total for 2012.

LSI Conference Call Information

LSI will hold a conference call today at 2 p.m. PDT to discuss first quarter 2012 financial results and the second quarter 2012 business outlook. Internet users can access the conference call at http://www.lsi.com/webcast. Subsequent to the conference call, a replay will be available at the same web address.

Forward-Looking Statements: This news release contains forward-looking statements that are based on the current opinions and estimates of management. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause LSI’s actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to: our ability to successfully integrate and manage the SandForce business and retain its key employees; our ability to achieve anticipated synergies and to develop integrated new products following our acquisition of SandForce; our ability to eliminate costs related to the external storage systems business that we sold in 2011; our ability to repurchase our common stock at prices we believe to be advantageous; the impact of the 2011 floods in Thailand; our reliance on major customers and suppliers; our ability to keep up with rapid technological change; our ability to compete successfully in competitive markets; fluctuations in the timing and volumes of customer demand; the unavailability of appropriate levels of manufacturing capacity; and general industry and macro-economic conditions. For additional information, see the documents filed by LSI with the Securities and Exchange Commission, and specifically the risk factors set forth in the company’s most recent reports on Form 10-K and 10-Q. LSI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About LSI

LSI Corporation (NYSE: LSI) designs semiconductors and software that accelerate storage and networking in datacenters and mobile networks. Our technology is the intelligence critical to enhanced application performance, and is applied in solutions created in collaboration with our partners. More information is available at www.lsi.com.

LSI and the LSI & Design logo are trademarks or registered trademarks of LSI Corporation. All other brand or product names may be trademarks or registered trademarks of their respective companies.

Investor Relations Contact:	Media Relations Contact:
Sujal Shah	Greg Thomas
610-712-5471	408-433-4236
sujal.shah@lsi.com	greg.thomas@lsi.com

LSI CORPORATION

Condensed Consolidated Balance Sheets

(In millions)

(Unaudited)

	April 1, 2012	December 31, 2011	April 3, 2011
Assets
Current assets:
Cash and short-term investments	$623.1	$935.5	$682.3
Accounts receivable, net	302.1	246.5	286.1
Inventories	200.8	180.0	155.0
Prepaid expenses, assets held for sale and other current assets	62.4	60.7	304.7

Total current assets	1,188.4	1,422.7	1,428.1
Property and equipment, net	235.1	180.6	188.0
Goodwill and identified intangible assets, net	832.0	506.2	592.0
Other assets	111.6	122.6	146.8

Total assets	$2,367.1	$2,232.1	$2,354.9

Liabilities and Stockholders' Equity
Current liabilities	$470.3	$460.9	$484.3
Pension, tax and other liabilities	693.5	712.2	611.0

Total liabilities	1,163.8	1,173.1	1,095.3

Stockholders' equity:
Common stock and additional paid-in capital	5,691.4	5,629.2	5,932.3
Accumulated deficit	(3,961.8)	(4,037.0)	(4,358.3)
Accumulated other comprehensive loss	(526.3)	(533.2)	(314.4)

Total stockholders' equity	1,203.3	1,059.0	1,259.6

Total liabilities and stockholders' equity	$2,367.1	$2,232.1	$2,354.9

LSI CORPORATION

Consolidated Statements of Operations (GAAP)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	April 1, 2012	December 31, 2011	April 3, 2011
Revenues	$622,424	$523,140	$473,264
Cost of revenues	296,152	264,364	225,459
Amortization of acquisition-related intangibles	21,390	20,354	21,818
Purchase accounting effect on inventory	14,458	—	—
Stock-based compensation expense	3,512	1,597	1,813

Total cost of revenues	335,512	286,315	249,090

Gross profit	286,912	236,825	224,174

Research and development	157,563	139,061	136,124
Stock-based compensation expense	12,308	5,360	6,223

Total research and development	169,871	144,421	142,347

Selling, general and administrative	66,419	63,705	54,917
Amortization of acquisition-related intangibles	8,667	8,319	8,319
Stock-based compensation expense	15,014	4,881	5,631

Total selling, general and administrative	90,100	76,905	68,867

Restructuring of operations and other items, net	15,462	21,033	2,806

Income/(loss) from operations	11,479	(5,534)	10,154
Interest income and other, net	14,656	8,124	4,288

Income from continuing operations before income taxes	26,135	2,590	14,442
Benefit from income taxes	(49,062)	(8,818)	(4,104)

Income from continuing operations	75,197	11,408	18,546
Loss from discontinued operations, net of taxes	—	(13,194)	(8,392)

Net income/(loss)	$75,197	$(1,786)	$10,154

Basic income/(loss) per share:
Income from continuing operations	$0.13	$0.02	$0.03

Loss from discontinued operations	$—	$(0.02)	$(0.01)

Net income/(loss)	$0.13	$0.00	$0.02

Diluted income/(loss) per share:
Income from continuing operations	$0.13	$0.02	$0.03

Loss from discontinued operations	$—	$(0.02)	$(0.01)

Net income/(loss)	$0.13	$0.00	$0.02

Shares used in computing per share amounts:
Basic	566,709	563,721	615,450

Diluted	590,556	573,018	629,733

Reconciliations of certain GAAP measures to non-GAAP measures are included below.

	Three Months Ended
	April 1, 2012	December 31, 2011	April 3, 2011
Reconciliation of GAAP net income/(loss) to non-GAAP net income:
GAAP income from continuing operations	$75,197	$11,408	$18,546

Special items:
a) Stock-based compensation expense - cost of revenues	3,512	1,597	1,813
b) Stock-based compensation expense - R&D	12,308	5,360	6,223
c) Stock-based compensation expense - SG&A	15,014	4,881	5,631
d) Amortization of acquisition-related intangibles - cost of revenues	21,390	20,354	21,818
e) Amortization of acquisition-related intangibles - SG&A	8,667	8,319	8,319
f) Purchase accounting effect on inventory	14,458	—	—
g) Restructuring of operations and other items, net	15,462	21,033	2,806
h) Gain on remeasurement of a pre-acquisition equity interest to fair value	(5,765)	—	—
i) Income tax effect	(43,198)	—	—

Total special items from continuing operations	41,848	61,544	46,610

Non-GAAP income from continuing operations	$117,045	$72,952	$65,156

Non-GAAP income from continuing operations per share:
Basic	$0.21	$0.13	$0.11

Diluted	$0.20	$0.13	$0.10

GAAP net income/(loss)	$75,197	$(1,786)	$10,154

Special items:
a) Total special items from continuing operations	41,848	61,544	46,610
b) Stock-based compensation expense - discontinued operations	—	—	319
c) Amortization of acquisition-related intangibles - discontinued operations	—	—	886
d) Restructuring of operations - discontinued operations	—	(67)	23,811

Non-GAAP net income	$117,045	$59,691	$81,780

Non-GAAP net income per share:
Basic	$0.21	$0.11	$0.13

Diluted	$0.20	$0.10	$0.13

Shares used in computing non-GAAP per share amounts:
Basic	566,709	563,721	615,450

Diluted	590,556	573,018	629,733

Reconciliation of GAAP income/(loss) from operations to non-GAAP income from operations:
Income/(loss) from operations - GAAP	$11,479	$(5,534)	$10,154

Special items:
a) Total stock-based compensation expense	30,834	11,838	13,667
b) Total amortization of acquisition-related intangibles	30,057	28,673	30,137
c) Purchase accounting effect on inventory	14,458	—	—
d) Restructuring of operations and other items, net	15,462	21,033	2,806

Income from operations - Non-GAAP	$102,290	$56,010	$56,764

LSI CORPORATION

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	April 1, 2012	December 31, 2011	April 3, 2011
Operating activities:
Net income/(loss)	$75,197	$(1,786)	$10,154
Adjustments:
Depreciation and amortization	45,368	43,357	56,007
Stock-based compensation expense	30,834	11,838	13,986
Non-cash restructuring of operations and other items, net	2,140	4,747	10,824
(Gain) on remeasurement of a pre-acquisition equity interest to fair value/write-down of investments	(5,765)	183	—
Loss/(gain) on sale of property and equipment	25	78	(239)
Unrealized foreign exchange loss/(gain)	1,461	(2,215)	1,379
Deferred taxes	(43,202)	(9,894)	(43)
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combination:
Accounts receivable	(44,845)	1,850	40,471
Inventories	3,453	30,399	(12,651)
Prepaid expenses, assets held for sale and other assets	(2,290)	(526)	(1,066)
Accounts payable	47,119	(2,179)	24,273
Accrued and other liabilities	(59,270)	(20,436)	(35,066)

Net cash provided by operating activities	50,225	55,416	108,029

Investing activities:
Purchases of debt securities available-for-sale	(21,263)	(12,284)	(15,530)
Proceeds from maturities and sales of debt securities available-for-sale	9,506	5,472	12,958
Purchases of property and equipment	(64,982)	(14,079)	(21,542)
Proceeds from sale of property and equipment	21	22,683	310
Acquisition of SandForce, net of cash acquired	(319,231)	—	—
Proceeds from repayments on a note receivable	—	10,000	—

Net cash (used in)/provided by investing activities	(395,949)	11,792	(23,804)

Financing activities:
Issuance of common stock	65,274	14,980	17,319
Purchase of common stock under repurchase program	(38,206)	(26,999)	(96,791)

Net cash provided by/(used in) financing activities	27,068	(12,019)	(79,472)

Effect of exchange rate changes on cash and cash equivalents	(495)	(528)	(11)

Net change in cash and cash equivalents	(319,151)	54,661	4,742
Cash and cash equivalents at beginning of period	779,811	725,150	521,786

Cash and cash equivalents at end of period	$460,660	$779,811	$526,528